SECURITIES AND EXCHANGE COMMISSION

                           Washington D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


 Date of Report(Date of earliest event reported)May 31, 1995


                       RICHARDSON ELECTRONICS, LTD.
          (Exact name of registrant as specified in its charter)


Delaware                 0-12906             36-2096643
(State or other          (Commission         (IRS Employer
 jurisdiction of          File Number)        Identification
 incorporation)                                No.)

                           40W267 Keslinger Road
                             LaFox, IL  60147
                 (Address of principal executive offices)

Registrant's telephone number, including area code  708-208-2200


                              Not applicable
      (Former name or former address, if changed since last report.)

Exhibit Index is located at page 3

This Current Report on Form 8-K contains a total of 9 pages.

Item 5  Other Events

On May 31, 1995 the Registrant entered into and consummated a Settlement Agreement with the United States of America resolving monetary claims, publicly reported by the Registrant in March 1994, asserted to be in excess of $11 million by the United States under the False Claims Act and the Lanham Act for conduct of the Registrant in connection with a Department of Defense contract for night-vision tubes that was completed by the Registrant in 1989. Pursuant to the Settlement Agreement the Registrant, without admitting any liability or wrongdoing and in order to avoid extended and costly litigation, paid $4.7 million to the United States in return for a release of monetary claims in connection with the contract. The Registrant expects the charge for the settlement, net of the tax effect, will be approximately $2.5 million.

Item 7  Financial Statements, Pro Forma Financial Information and
Exhibits

     (c)  Exhibits

     10(a)     Settlement Agreement by and between the United
               States of America and Richardson Electronics, Ltd.
               dated May 31, 1995.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RICHARDSON ELECTRONICS, LTD.


                              By:  /s/ William G. Seils
                                   William G. Seils
                                   Senior Vice President
                                   and Secretary
Date: June 6, 1995